UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 5, 2007

TWL Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Utah	000-08924	73-0981865
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4101 International Parkway Carrollton, Texas		75007
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(972) 309-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.  Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

On January 5, 2007, TWL Corporation (“TWL”) determined that it could not pay certain obligations as and when they shall become due and payable. TWL’s inability to meet its obligations as they become due represents an event of default under, and accelerates its payment obligations in connection with, the 15% senior secured convertible debenture (the “Debenture”) causing it to become due and payable immediately, together with interest and other amounts owing in respect thereof. Specifically, TWL’s determination with respect to the Debenture is as follows:

Accrued interest of $337,500, due January 1, 2007 on the Debenture in the principal amount of $4,500,000, and as of January 10, 2007 a late fee at the rate of 18% on the accrued interest in the amount of $3,750.

TWL is currently negotiating to extend the terms of this debt instrument; however, there can be no assurance that the Company will be able to extend such term with the investor.

Item 9.01 Financial Statements and Exhibits.

(d) Index of Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWL Corporation

January 17, 2007	By:	/s/ Dennis J. Cagan
Name: Dennis J. Cagan
Title: Chief Executive Officer and President